Exhibit 99.1

Statera Biopharma and Coeptis Therapeutics Announce Strategic Agreement for Rights to Entolimod

FORT COLLINS, CO., April 13, 2022 /Globe Newswire/ — Statera Biopharma (Nasdaq: STAB) (the “Company”), a biopharmaceutical company creating next-generation immune therapies that focus on immune restoration and homeostasis, announced today that the Company has agreed to enter into a strategic agreement with Coeptis Therapeutics, Inc. (OTC PINK: COEP), a biopharmaceutical company developing innovative cell therapy platforms for cancer, to sell Statera’s rights to Entolimod and other related toll-like receptor 5 (TLR5) agonists. The consummation of the transaction is contingent upon negotiation of a definitive agreement and satisfaction of a number of closing conditions, including a contingency on Coeptis financing.

“Coeptis’ commitment to cancer therapies makes it a natural choice for the further development of Entolimod, which has demonstrated potential in multiple preclinical disease models,” said Michael K. Handley, President and Chief Executive Officer of Statera Biopharma. “With this announcement, we expect to improve our financial standing and enable the execution of a number of upcoming catalysts in advancing our programs and progressing toward our goal of changing the way people think about immunotherapy.”

Under the terms of the definitive agreement, Statera will receive a $6 million upfront payment and revenue-based milestone payments from Coeptis in exchange for Statera’s rights to any product containing Entolimod as an active ingredient and all other related TLR5 agonists. Coeptis will also assume responsibility for associated licenses, as well as Statera’s interest in Genome Protection, Inc.

“We believe that Entolimod has significant clinical and commercial potential as the first in a new generation of immunotherapies that may improve outcomes for patients with cancer and other serious medical conditions. We are excited to undertake this strategic investment to help develop innovative therapeutics that offer improved patient outcomes,” said Dave Mehalick, Chairman, President and Chief Executive Officer of Coeptis.

About Statera Biopharma

Statera Biopharma (formerly Cytocom, Inc.) is a clinical-stage biopharmaceutical company developing novel immunotherapies targeting autoimmune, neutropenia/anemia, emerging viruses and cancers based on a proprietary platform designed to rebalance the body’s immune system and restore homeostasis. Statera has one of the largest platforms of toll-like receptor (TLR) agonists in the biopharmaceutical industry with TLR4 and TLR9 antagonists, and the TLR5 agonists, Entolimod and GP532. TLRs are a class of protein that plays a key role in the innate immune system. Statera is developing therapies designed to directly elicit within patients a robust and durable response of antigen-specific killer T-cells and antibodies, thereby activating essential immune defenses against autoimmune, inflammatory, infectious diseases, and cancers. Statera has clinical programs for Crohn’s disease (STAT-201), hematology (Entolimod), pancreatic cancer (STAT-401) and COVID-19 (STAT-205) in addition to potential expansion into fibromyalgia and multiple sclerosis. To learn more about Statera Biopharma, please visit www.staterabiopharma.com.

About Coeptis Therapeutics

Coeptis Therapeutics, Inc., along with its wholly owned subsidiary Coeptis Pharmaceuticals, Inc. (together "Coeptis"), is a biopharmaceutical company developing innovative cell therapy platforms for cancer that have the potential to disrupt conventional treatment paradigms and improve patient outcomes. Coeptis' product portfolio and rights is highlighted by a cell therapy technology (CD38-GEAR-NK) and an in vitro diagnostic (CD38-Diagnostic) targeting CD38-related cancers, which the company is developing with VyGen Bio and leading medical researchers at the Karolinska Institutet. Coeptis' business model is designed around maximizing the value of its current product portfolio and rights through in-license agreements, out-license agreements and co-development relationships, as well as entering into strategic partnerships to expand its product rights and offerings, specifically those targeting cancer. Coeptis was founded in 2017 and is headquartered in Wexford, PA. For more information on Coeptis visit https://coeptistx.com/.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical fact contained in this press release, including statements regarding the Company’s expected clinical development timeline for the Company’s product candidates, future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals, the impact of any laws or regulations applicable to the company, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “should,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on the current expectations about future events held by management. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond the Company’s control. The company’s actual future results may differ materially from those discussed here for various reasons. The Company discusses many of these risks under the heading “Risk Factors” in the proxy statement/prospectus filed with the SEC on June 10, 2021, as updated by the company’s other filings with the SEC. Factors that may cause such differences include, but are not limited to, the outcome of any legal proceedings that have been or may be instituted against the company related to the merger between Cleveland BioLabs and Cytocom; unexpected costs, charges or expenses resulting from the merger; the Company’s need for additional financing to meet the Company’s business objectives; the Company’s history of operating losses; the Company’s ability to successfully develop, obtain regulatory approval for, and commercialize the Company’s products in a timely manner; the Company’s plans to research, develop and commercialize the Company’s product candidates; the Company’s ability to attract collaborators with development, regulatory and commercialization expertise; the Company’s plans and expectations with respect to future clinical trials and commercial scale-up activities; the Company’s reliance on third-party manufacturers of the Company’s product candidates; the size and growth potential of the markets for the Company’s product candidates, and the Company’s ability to serve those markets; the rate and degree of market acceptance of the Company’s product candidates; regulatory requirements and developments in the United States, the European Union and foreign countries; the performance of the Company’s third-party suppliers and manufacturers; the success of competing therapies that are or may become available; the Company’s ability to attract and retain key scientific or management personnel; the Company’s historical reliance on government funding for a significant portion of the Company’s operating costs and expenses; government contracting processes and requirements; the exercise of significant influence over the Company’s company by the Company’s largest individual stockholder; the impact of the novel coronavirus (“COVID-19”) pandemic on the Company’s business, operations and clinical development; the geopolitical relationship between the United States and the Russian Federation as well as general business, legal, financial and other conditions within the Russian Federation; the Company’s ability to obtain and maintain intellectual property protection for the Company’s product candidates; the Company’s potential vulnerability to cybersecurity breaches; and other factors discussed in the Company’s SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and the risk factors discussed under the heading “Risk Factors” in the proxy statement/prospectus the company filed in connection with the merger on June 10, 2021.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.

Contacts:

Statera Biopharma

Nichol Ochsner

Executive V.P. Investor Relations and Corporate Communications

+1.732.754.2545

nichol.ochsner@staterabiopharma.com

FINN Partners

Glenn Silver

+1.973.818.8198

glenn.silver@finnpartners.com

FINN Partners
David Carey (IR)
+1.212. 867.1768
David.carey@finnpartners.com